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                                                              May 2, 1996

Lenfest Communications, Inc.
202 Shoemaker Road
Pottstown, Pennsylvania  19464

Ladies and Gentlemen:

                  Reference is made to the Note Agreement dated as of May 22, 1989 (the "Note Agreement") between Lenfest Communications, Inc. (the "Company") and the purchasers named therein. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Agreement.

                  WHEREAS, the Company has an equity investment in Australis Media Limited ("AML"), and

                  WHEREAS, as part of a recapitalization of AML, AML intends to enter into a six month bank facility (the "Australis Facility") with The Toronto Dominion Bank ("TD"), which would require that certain of the equity investors in AML (including the Company) execute and deliver to TD a several guarantee (the "Guarantee"), the Company's obligation under which shall not exceed $75,000,000, and

                  WHEREAS, the Company desires to enter into the Guarantee and to enter into a $75,000,000 senior subordinated credit facility (the "TD Facility") with TD, the proceeds of which, if drawn, would be used to fund the Company's payment obligations, if any, under the Guarantee, and

                  WHEREAS, AML is in the process of conducting a public debt offering, which is expected to be completed within 4 months and which is expected to raise up to $250,000,000, part of the proceeds of which will be used to refinance the Australis Facility, and

                  WHEREAS, upon the refinancing of the Australis Facility, the Guarantee and the TD Facility will be terminated, and

                  WHEREAS, the Company's entering into the Guarantee would create an Event of Default under the Note Agreement, the Company has therefore requested that the undersigned ("Note Holder") consents to the Company's entering into the Guarantee, and

                  WHEREAS, Note Holder is willing to consent to the Guarantee on the terms and conditions set forth herein.

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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Lenfest Communications, Inc.
May 2, 1996
Page 2





                  Note Holder consents and agrees that anything in clause
(viii) of paragraph 6F of the Note Agreement to the contrary notwithstanding,
(1) the Company may enter into, execute and deliver the Guarantee, the Company's obligation under which shall not exceed $75,000,000 and (2) the Company's liability under the Guarantee shall be treated as Subordinated Debt for the purposes of paragraphs 6B and 6F; provided that:

                  (a) the Company shall at all times during the term of the Guarantee maintain the TD Facility on the terms and in the form of the senior subordinated credit agreement dated as of even date herewith attached hereto as Exhibit A, subject at all times to the subordination provision contained in the Subordination Agreement of TD on the terms and in the form of the subordination agreement dated as of even date herewith attached hereto as Exhibit B (the "Subordination Agreement");

                  (b) no default or event of default (as such terms are defined in the TD Facility) under the TD Facility occurs during the term of the Guarantee;

                  (c) no material adverse change (as such term is defined in the TD Facility) in the business, financial condition or results of operations of the Company occurs during the term of the Guarantee;

                  (d) upon TD's exercise of any of its rights under the Guarantee, TD advances funds to the Company under the TD Facility sufficient to satisfy the Company's obligations under the Guarantee;

                  (e) the Guarantee and all of the Company's obligations thereunder terminate on or prior to six months and two business days following the creation of the Australis Facility, but not later than November 18, 1996;

                  (f) the Company's obligations under the Guarantee shall be treated as Funded Debt and the Company shall at all times be in compliance with paragraph 6B and clause (v) of paragraph 6F of the Note Agreement;

                  (g) the Company shall not amend or extend the Guarantee without the prior written consent of the Required Holders;

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Lenfest Communications, Inc.
May 2, 1996
Page 3



                  (h) the Company shall not amend the TD Facility or the Subordination Agreement without the prior written consent of the Required Holders;

                  (i) the TD Facility and the Subordination Agreement shall at all times during the term of the Guarantee be authorized, valid and legally binding obligations of TD enforceable in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                  (j) The Company's obligation under the Guarantee shall not exceed $75,000,000; and

                  (k) the Company shall deliver to the Note Holder a photocopy of the executed Guarantee within five business days following the execution thereof by the parties thereto.

                  It is understood and agreed that in the event that, during the term of the Guarantee, any of the conditions to this consent are no longer met, the Guarantee shall be treated as a "Guarantee" under the clause (viii) of paragraph 6F of the Note Agreement, the maximum amount of the Company's liability under the Guarantee shall be deemed Senior Funded Debt of the Company for all purposes under the Note Agreement and the Company must be in compliance with clause (viii) of paragraph 6F of the Note Agreement. It is further understood and agreed that no consent or waiver by Note Holder under the Note Agreement is granted or extended except as expressly set forth above, and that Note Holder expressly reserves the right to require strict compliance with the terms of the Note Agreement.

                  Note Holder's consent and waiver herein is made in reliance on the Company's representation and warranty that each representation and warranty set forth in the Note Agreement is true and correct as of the date hereof. The Company further covenants and agrees that no Required Holder agreeing to the consent and waiver shall receive any compensation for such agreement unless each such Required Holder is ratably compensated.

                  This consent and waiver shall be effective upon Note Holder's receipt of (1) a copy hereof duly executed by the Company, (2) a photocopy of the duly executed TD Facility, (3) a duly executed Subordination Agreement, (4) an opinion of Powell Goldstein, Frazer & Murphy, counsel to TD, regarding the enforceability of the TD Facility and the Subordination Agreement, in the form
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Lenfest Communications, Inc.
May 2, 1996
Page 4


attached hereto as Exhibit C and (5) a photocopy of a duly executed consent and waiver (in substantially the same form as this consent and waiver) from each other Required Holder.


                                         Very truly yours,

                                         THE PRUDENTIAL INSURANCE COMPANY OF
                                         AMERICA


                                         By:   ________________________________
                                         Title:



The foregoing agreement is
hereby accepted and the
understandings stated therein
and the representations and
warranties of the Company made
therein are hereby accepted
and confirmed as of the date
first written above.

LENFEST COMMUNICATIONS, INC.



By: __________________________________
Title: